Exhibit 10.1

NEUROTROPE, INC.

AMENDMENT NO. 1 TO

PREFERRED STOCKHOLDERS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Stockholders Agreement (as defined below) is made as of September 3, 2014 (the “Amendment Effective Date”), by and among each of the stockholders who are a party to the Stockholders Agreement (each, a “Stockholder”, and collectively, the “Stockholders”) and Neurotrope, Inc., a Nevada corporation (the “Company”) (the Company and the Stockholders, collectively, the “Parties”).

RECITALS

WHEREAS, the Parties, previously entered into an the Preferred Stockholders Agreement, dated as of August 23, 2013 (the “Stockholders Agreement”), which provides that all or any portion of shares of the Company’s (a) common stock, par value $0.0001 per share (“Common Stock”), and Series A Preferred Stock (“Preferred Stock”), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case owned or acquired by any Stockholder, or their respective successors or permitted transferees or assigns, may not be assigned, sold, offered for sale, pledged, mortgaged, hypothecated, encumbered, disposed of or (in each case, a “Transfer”), except in accordance with the provisions of the Stockholders Agreement; and

WHEREAS, the Stockholders Agreement provides a right of first refusal (the “Right of First Refusal”) to the Company and, in the event the Company does not exercise its right, to the other Stockholders in the event a Stockholder desires to sell shares of the Common Stock and Preferred Stock, (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company (collectively, the “Transfer Stock”); and

WHEREAS, each Stockholder unconditionally and irrevocably granted the other Stockholders a secondary refusal right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal; and

WHEREAS, the Parties desire to amend the Stockholder Agreement in order to delete certain transfer restrictions contained therein, including the provisions set forth therein relating to the Right of First Refusal as well as secondary refusal rights to stockholders.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and the execution of the other agreements referenced above, the Parties hereby agree as follows:

1. Deletion of Section 4.1 (Right of First Refusal, Section 4.2(b)) and Section 4.3(a). The Company and each Stockholder hereby agree to the deletion of Section 4.1 (Right of First Refusal). In addition, the Company and each Stockholder hereby agree to the deletion of Sections 4.2(b) and 4.3(a), which set forth rights associated with a Stockholders’ violation of the Right of First Refusal and exemptions from the provisions of Section 4.1, respectively.

2. Deletion of Section 4.4 (Prohibited Transfers). The Company and each Stockholder hereby agree to the deletion of Section 4.4 (Prohibited Transfers).

3. Amendment to Certain Definitions. For purposes of clarity, the following subsections of Section 1 (Definitions) are hereby deleted from the Stockholders Agreement as such definitions are only used in Sections 4.1, 4.2(b) and/or 4.3: (a) 1.5 (definition of “Company Notice”); (b) 1.19 (definition of “Proposed Transfer Notice”); (c) 1.20 (definition of “Prospective Transferee”); (d) 1.25 (definition of “Right of First Refusal”); and (e) 1.33 (definition of “Stockholder Notice”).

4. Effect of this Amendment. This Amendment shall become effective upon execution by the Company and the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the outstanding shares of Preferred Stock. There are no further changes to the terms of the Stockholders Agreement. Except as would be inconsistent with the terms of this Amendment, all other terms and conditions of the Stockholders Agreement shall remain in full force and effect and be unaffected by this Amendment. The Stockholders Agreement, as amended hereby, embodies the entire agreement and understanding between the Parties with respect to the subject matter thereof and hereof and supersedes all prior discussions, understandings and agreements concerning such subject matter.

5. Facsimile and Counterparts. This Amendment may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, each of which when executed and delivered by facsimile, electronic transmission or by mail delivery, will be an original and all of which shall constitute but one and the same Agreement.

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